EXHIBIT 10.25

Execution Copy

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

AVISTAR COMMUNICATIONS CORPORATION

4.5% CONVERTIBLE SUBORDINATED SECURED NOTE DUE 2013

 U.S. $3,000,000

1. Securities.

This Security is a duly authorized 4.5% Convertible Subordinated Secured Note due 2013 (the “Securities”) of Avistar Communications Corporation, a Delaware corporation (including any successor corporation, the “Company”).  Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 8 hereof.

2. Principal and Interest.

(a) The Company for value received, hereby promises to pay to The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust for the Benefit of Gerald J. and Marjorie J. Burnett or its registered assigns, the principal sum of U.S $3,000,000 on March 29, 2013 (the “Final Maturity Date”) and to pay interest thereon at the Interest Rate (as defined below) from March 29, 2011, until repayment in full at the Final Maturity Date or conversion.  Interest is payable in cash in accordance with Section 2(b) hereof.

(b) This Security shall bear interest at the rate equal to 4.5% per annum.  Interest shall be paid semi-annually in arrears on March 29 and September 29 of each year (each an “Interest Payment Date”), commencing September 29, 2011, with interest payable in U.S. dollars to the Holder in whose name this Security (or one or more predecessor Securities) was registered at the close of business on the preceding March 29 and September 29, respectively, of each year (each a “Regular Record Date”) (or, if such date is not a Business Day, at the close of business on the immediately succeeding Business Day).

(c) Interest on this Security shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for less than a full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(d) Interest shall be due and payable on this Security as follows:

(1) The Holder of this Security as of the close of business on a Regular Record Date shall be entitled (except as otherwise indicated in this Section 2) to receive and shall receive, as the registered Holder as of such Regular Record Date, interest on this Security on the corresponding Interest Payment Date.

(2) In the event that this Security is converted pursuant to Section 3, the Holder who converts this Security on any date other than an Interest Payment Date shall be entitled to accrued and unpaid interest from the preceding Interest Payment Date until the Conversion Date, or otherwise, on such Security; and the Holder that converts this Security after a Regular Record Date but prior to the corresponding Interest Payment Date will receive accrued and unpaid interest for such period on such Interest Payment Date.

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(e) Payment of the principal of (and premium, if any, on) this Security shall be made upon the surrender of this Security to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Payment of principal (and premium, if any), interest and all other amounts payable with respect to the Securities (i) shall be made by check mailed to a Holder that holds an aggregate principal amount of securities of $100,000 or less or (ii) shall be made by wire transfer in immediately available funds to a Holder that holds an aggregate principal amount of Securities in excess of $100,000; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.

(f) This Note shall not be prepaid prior to the Final Maturity Date without the consent of the Holder.  Notwithstanding the foregoing, if any of the events described in Section 3(h) occurs prior to March 29, 2012, the Company shall have the option at its sole discretion, to pre-pay the principal amount of this Security plus accrued and unpaid interest (or any portion thereof), without the consent of the Holder.  The pre-payment fee shall be $50,000 for every one million dollars (i.e., $150,000 for $3,000,000) that is prepaid.

3. Conversion.

(a) (1)           The holder of this Security may convert the principal amount of this Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time on or after March 29, 2012 and prior to the repayment of this Note in full on or after the close of business on the Final Maturity Date, at the Conversion Price then in effect.

The number of shares of Common Stock issuable upon conversion of this Security shall be determined by dividing the principal amount of this Security or portion hereof surrendered for conversion by the Conversion Price in effect on the Conversion Date.  The initial conversion price is $0.70 per share and is subject to adjustment as provided in this Section 3 (as such price may be adjusted, the “Conversion Price”).  To convert this Security, the Holder hereof shall: (w) send by facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company, (x) surrender or cause to be surrendered this Security, duly endorsed or assigned to the Company or in blank, along with a copy of the Conversion Notice as soon as practicable thereafter to the Company, and (y) pay all interest to which the Holder is not entitled, if any, pursuant to Section 2(d).  Upon receipt by the Company of a facsimile copy of a Conversion Notice from the Holder, the Company shall promptly send, via facsimile, a confirmation to the Holder stating that the Conversion Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.  The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Security is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent for the Common Stock that this Security has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 9(g)(4) hereof.

As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of this Security being converted, (y) a new Security in the form hereof representing the balance of the principal amount hereof not being converted, if any, and (z) cash in lieu of any fractional shares pursuant to Section 3(a)(6).  The Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion.

(2) The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Security into Common Stock, and only to the extent this Security is deemed to have been converted into Common Stock pursuant to this Section 3.

(3) This Security shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Security for conversion in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Security as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Security on any date that is not a Business Day shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day.

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(4) If this Security is converted in part, the Company shall execute and deliver to the Holder a new Security equal in principal amount to the unconverted portion of this Security.

(5) The Company will not issue fractional shares of Common Stock upon conversion of this Security.  In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares.  The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Trading Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(6) The Company shall, if the Holder so elects, deliver the Common Stock issuable upon conversion of this Security to any third party designated by the Holder, subject to compliance with Sections 3(e) and 9(c) hereof.

(b) The Conversion Price will be subject to adjustments from time to time as follows:

(1) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the Conversion Record Date shall be reduced by multiplying such Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for the determination of the holders entitled to such dividend or distribution; and

(B) the denominator of which shall be the sum of such number of shares referred to in (A) above and the total number of shares constituting such dividend or other distribution.

Such reduction in the Conversion Price shall become effective immediately after the opening of business on the day following the Conversion Record Date.  If any dividend or distribution of the type described in this Section 3(b)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that otherwise would then be in effect if such dividend or distribution had not been declared.

(2) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(3) In case the Company shall issue rights or warrants (other than any rights or warrants issued pursuant to a rights plan for which an adjustment shall be provided pursuant to  Section 3(b)(4)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Conversion Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the day after such Conversion Record Date by a fraction:

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(A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price; and

(B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase.

Such adjustment shall become effective immediately after the opening of business on the day following the Conversion Record Date fixed for determination of the stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that otherwise would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that otherwise would then be in effect if the Conversion Record Date had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash to be determined by the Board of Directors.

(4)   (A) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 3(b)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 3(b)(3), and (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3(f) applies (such capital stock, evidences of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 3(b)(4) called the “Distributed Assets”), then, in each such case, subject to clause (B) of this Section 3(b)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the Current Market Price (as defined in Section 3(b)(9)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and

(ii) the denominator of which shall be such Current Market Price.

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Such reduction in the Conversion Price shall become effective immediately prior to the opening of business on the day following the Conversion Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Security shall have the right to receive upon conversion hereof (or any portion hereof) the amount of Distributed Assets the Holder would have received had the Holder converted this Security (or portion hereof) immediately prior to such Conversion Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that otherwise would then be in effect if such dividend or distribution had not been declared.

(B) If the Board of Directors determines the fair market value of any Distributed Assets with respect to any distribution for purposes of this Section 3(b)(4) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

(5) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 3(b)(1), (2), (3) or (4), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any even treated as such for income tax purposes or otherwise.

(6) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 3(b)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(7) Whenever the Conversion Price is adjusted as provided in Section 3(b), the Company shall compute the adjusted Conversion Price in accordance with Section 3(b) and shall prepare a certificate signed by an officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder of this Security.

(8) For purposes of this Section 3(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(9) For purposes hereof:

(A) “Conversion Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i) “Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the ten consecutive Trading Days immediately prior to the date in question

(c) For purposes of this Section 3, the term “ex” date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution, with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

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(d) Whenever successive adjustments to the Conversion Price are called for pursuant to this Section 3(b), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 3(b) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(e) In case at any time after the date hereof:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would result in an adjustment to the Conversion Price pursuant to this Section 3;

(2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to the Holder of this Security in accordance with Section 9(f), at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 3(c).

(f) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.  The Company covenants that all shares of Common Stock that may be issued upon conversion of this Security will upon issue be fully paid and nonassessable.

(g) Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Security.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Security, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

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(h) If any of following events occur:

(1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive capital stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

(2) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as applicable, shall execute with the Holder of this Security a supplemental agreement providing that this Security shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Security been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each of the shares of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 3(h) the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).  Such supplemental agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as applicable, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

(i) The Company (i) shall use its reasonable efforts to effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) for the Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (ii); and (ii) shall use its reasonable efforts to list the Common Stock required to be issued and delivered upon conversion of this Security, prior to such issuance or delivery, on any national securities exchange on which outstanding Common Stock is listed immediately prior to such time of delivery.

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(j) Unless and until the Company receives any necessary stockholder approval, no adjustment pursuant to Section 3(b)(3), 3(b)(4), 3(b)(5) or 3(k) shall cause the Conversion Price to be less than $0.35 (as adjusted for stock splits, combinations, reclassifications or similar events).

(k) If and whenever on or after the Issue Date, the Company issues or sells, or in accordance with this Section 3(k) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a  price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.  For purposes of determining the adjusted Conversion Price under this Section 3(k), the following shall be applicable:

(1) If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3(k)(1), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(2) If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(k)(2), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(k), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(3) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(k)(3), if the terms of any Option or Convertible Security that was outstanding as of the Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(4) The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

(5) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4. Covenants of the Company.

(a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium (if any) and interest on this Security, at the respective times and in the manner provided for herein.

(b) Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such right if (a) the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder or (b) the Company shall no longer continue to have such right as a result of a good faith, arms-length transaction with a Person that is not an Affiliate of the Company.

(c) The Company covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium (if any), interest or other amounts due on this Security as contemplated herein, whenever enacted, now or at any time hereinafter in force, or which may affect the covenants of performance in this Security and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted herein to the Holder of this Security, but will suffer and permit the execution of every such power as though no such law had been enacted.

(d) The Company covenants not to incur any secured indebtedness for borrowed money, except for (i) indebtedness evidenced by the Securities issued under the Purchase Agreement, (ii) indebtedness secured by a lien that is otherwise permitted pursuant to clause (e), (k), (m), (n) and (o) of the definition of Permitted Liens as defined in the Security Agreement, (iii) Senior Indebtedness and (iv) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clauses (i) through (iii) above, provided that the principal amount of such indebtedness does not exceed the original principal amount of such indebtedness except by an amount equal to a reasonable premium and any other reasonable amount paid, including, fees and expenses reasonably incurred in connection with such extension, refinance, renewal, replacement, defeasance or refunding of such indebtedness.

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(e) The Company covenants to make all payments under this Security, whether principal payments or interest payments, pro rata to each holder of a Security that has been issued pursuant to the Purchase Agreement.  For purposes of this Security, the term “pro rata” shall mean, when calculating a holder’s portion of any payment, that payment (expressed as a percentage) equal to a fraction (i) the numerator of which is the then outstanding principal amount of such holder’s Security and (ii) the denominator of which is the then aggregate outstanding principal amount of all Securities issued under the Purchase Agreement.  In the event that a holder receives payments in excess of its pro rata amount, then such holder shall hold in trust all such excess payments for the benefit of the other holders of the Securities and shall pay such amounts held in trust to such other holders upon demand by such holders.

5. Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company defaults in the payment of the principal or premium, if any (a “Defaulted Payment”) on any of the Securities when the same becomes due and payable at the Final Maturity Date, upon declaration, when due for purchase, by the Company or otherwise, whether or not such payment is prohibited by Section 7 hereof;

(2) the Company defaults in the payment of an installment of interest on any of the Securities when the same becomes due and payable and such default continues for a period of seven days, whether or not such payment is prohibited by Section 7;

(3) the Company fails to perform or observe any other term, covenant or agreement contained in this Security or Security Agreement and the default continues for a period of 20 days after written notice of such failure (or such shorter period as is provided for herein or therein), requiring the Company to remedy the same, shall have been given to the Company by the holders of more than 50% in aggregate principal amount of the outstanding Securities;

(4) the Company, or a Significant Subsidiary (A) fails to make any payment at maturity, including any grace period, in respect of any obligation for borrowed money evidenced by a note, debenture or bond in an outstanding principal amount in excess of $100,000 and such failure continues or (B) defaults with respect to any Instrument, which default results in the acceleration of Indebtedness represented by such Instrument in an amount in excess of $100,000 in the case of clause (A) without such Indebtedness having been discharged or in the case of clause (B) such acceleration having been cured, waived, rescinded or annulled, and in the case of either of the foregoing clauses (A) and (B), for a period of 30 days after written notice to the Company by the holders of more than 50% in aggregate principal amount of the outstanding Securities;

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

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(6) the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary expressly in furtherance of any such action.

A default under clause (3) or (4) above is not an Event of Default until the holders of more than 50% of the principal amount of the Securities at the time outstanding notify the Company of the default and the Company does not cure such default (and such default is not waived) within the time specified in clause (3) or (4) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

The Company shall, within 30 days of the occurrence of a default, give to the Holder of this Security notice of all uncured defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b) If an Event of Default (other than an Event of Default specified in Section 5(a)(5) or 5(a)(6) hereof with respect to the Company) occurs and is continuing, the holders of more than 50% in principal amount of the outstanding Securities, by written notice to the Company, may declare due and payable the principal and premium, if any, of this Security and all other outstanding Securities, plus any accrued and unpaid interest to the date of payment.  Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 5(a)(5) or 5(a)(6) occurs with respect to the Company, the principal and premium, if any, and accrued and unpaid interest on this Security shall become and be immediately due and payable, without any declaration or other act on the part of the Holder.

The holders of not less than a majority of the principal of the outstanding Securities may, on behalf of the holders of all of the Securities, rescind and annul an acceleration and its consequences (including waiver of any defaults) if:

(1) all existing Events of Default, other than the nonpayment of a Defaulted Payment on this Security and any of the other Securities that have become due solely because of the acceleration, have been remedied, cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 5(a)(4) and the default with respect to the instrument for money borrowed which gave rise to such Event of Default has ceased or been cured, waived, rescinded or annulled, then such Event of Default shall be deemed to be likewise cured and any acceleration with respect thereto rescinded.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

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(c) If an Event of Default with respect to this Security occurs and is continuing, the holders of more than 50% in principal amount of the outstanding Securities may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Security or to enforce the performance of any provision of this Security.

(d) Notwithstanding any other provision in this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, interest in respect of the Securities held by the Holder, on or after the respective due dates, to convert the Securities in accordance with Section 3 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(e) If the Holder of this Security has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(f) Except as otherwise provided herein, no right or remedy conferred in this Security upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(g) No delay or omission of the Holder of this Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 5 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(h) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

6. Consolidation, Merger, Etc.

(a) The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person (other than to a wholly-owned subsidiary of the Company) unless:

(1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, which shall expressly assume, if other than the Company, by an agreement supplemental hereto, executed and delivered to the Holder of this Security in form satisfactory to the Holder, the due and punctual payment of the principal of and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including without limitation the conversion rights provided herein; and

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(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

(b) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6(a), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security.

7. Subordination.

(a) The Company covenants and agrees, and the Holder of this Security by its acceptance hereof likewise covenants and agrees, that this Security is subject to the provisions of this Section 7, and each other Person holding this Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on this Security shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of original issuance of this Security or thereafter incurred or created.

The expression “payment in full” or “paid in full” or any similar term or phrase when used in this Security with respect to Senior Indebtedness shall mean the payment in full of all such Senior Indebtedness in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, or, in the case of Senior Indebtedness consisting of contingent obligations in respect of letters of credit or other reimbursement obligations, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted a first priority perfected security interest in a manner reasonably acceptable to such holders.

No provision of this Section 7 shall prevent the occurrence of any default or Event of Default under this Security.

(b) Payments to Holders.  No payment shall be made with respect to the principal of, or premium, if any, or interest on this Security, if:

(1) a default in the payment of principal, premium, if any, or interest or other payment due on any Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a “Payment Default”); or

(2) a default, other than a Payment Default, occurs and is continuing with respect to Senior Indebtedness that then permits holders of the Senior Indebtedness as to which such default related to accelerate its maturity and the Company receives written notice of such default (a “Payment Blockage Notice”) from a representative of Senior Indebtedness (a “Non-Payment Default”).

The Company may and shall resume payments on this Security (1) in the case of a Payment Default, on the date upon which such default is cured, waived or ceases to exist, and (2) in the case of a Non-Payment Default, on the earlier of the date on which the Non-Payment Default is cured, waived or ceases to exist or 179 days have passed after the date on which the applicable Payment Blockage Notice is received and this Security otherwise permits payment at that time.

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No new period of payment blockage for a Non-Payment Default may be commenced pursuant to a Payment Blockage Notice unless and until 365 days shall have elapsed since the Company’s receipt of the immediately prior Payment Blockage Notice.  No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company of this Security shall be, or be made, the basis for a subsequent Payment Blockage Notice.

If payment of this Security is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.  The Company may not make any payments on the Securities until 120 days have passed after the occurrence of the acceleration of the Securities and the Company may then resume payments on the Securities at such time if the Company is then permitted to make such payments under the Securities.

(c) Bankruptcy and Dissolution, Etc.  Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, before any payment is made on account of the principal of, premium, if any, and interest on this Security; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder of this Security would be entitled, but for the provisions of this Section 7, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder of this Security if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder of this Security.

Notwithstanding the foregoing, in the event that the Holder of this Security receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Security, whether in cash, property or securities, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefore, to or for the holders of such Senior Indebtedness.

For purposes of Section 7(b) hereof and this Section 7(c), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Section 7 with respect to this Security) to the payment of all Senior Indebtedness which may at the time be outstanding.  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 7(c) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 6.

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(d) Subrogation.  Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holder of this Security shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 7 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as this Security is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, and interest on this Security shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder of this Security would be entitled except for the provisions of this Section 7, and no payment over pursuant to the provisions of this Section 7, to or for the benefit of the holders of Senior Indebtedness by holders of this Security, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holder of this Security, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Security pursuant to the subrogation provisions of this Section 7, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of this Security.  It is understood that the provisions of this Section 7 are and are intended solely for the purposes of defining the relative rights of the Holder of this Security, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Section 7 or elsewhere in this Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Security, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of this Security the principal of, and premium, if any, and interest on the Security as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder of this Security and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Security from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this Section 7 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Section 7, the Holder of this Security shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in that such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Holder of this Security, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

(e) Notice.  The Company shall give prompt written notice to the Holder of this Security of any fact known to the Company that would prohibit the making of any payment of monies to in respect of this Security pursuant to the provisions of this Section 7.

The Holder of this Security shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Holder of this Security determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 7, the Holder of this Security may request such Person to furnish evidence to the reasonable satisfaction of the Holder of this Security as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 7, and if such evidence is not furnished the Holder of this Security may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

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(f) No Impairment of Subordination.  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Security, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of this Security, without incurring responsibility to the Holder of this Security, and without impairing or releasing the subordination provided in this Security or the obligations of the Holder of this Security to the holders of the Senior Indebtedness, do any one or more of the following:  (a) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable under or in respect of the Senior Indebtedness; (d) fail or delay in the perfection of liens securing the Senior Indebtedness; (e) exercise or refrain from exercising any rights against the Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Indebtedness.

(g) Certain Conversions Deemed Payment.  For the purposes of this Section 7 only, (1) the issuance and delivery of junior securities upon conversion of this Security in accordance with Section 3 and in connection with the payment of interest in accordance with Section 2 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Security or on account of the purchase or other acquisition of this Security, and (2) the payment, issuance or delivery of cash (excluding cash paid for fractional shares upon conversion of this Security in accordance with Section 3) shall be deemed to constitute payment on account of the principal of this Security.  For the purposes of this Section 7, the term “junior securities” means (a) shares of any stock of any class of the Company and (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Security is so subordinated as provided in this Section 7.  Nothing contained in this Section 7 or elsewhere in this Security is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holder of this Security, the right, which is absolute and unconditional, of the Holder of this Security to convert this Security in accordance with Section 3.

(h) Exclusions from Subordination and Subrogation.  Notwithstanding anything to the contrary set forth in this Section 7 or elsewhere in this Agreement, the obligations of the Holder of this Security set forth in this Section 7 shall not apply to the Segregated Assets (as defined in Section 8) and the Holder’s rights in the Segregated Assets shall be senior to, and take priority over, any and all rights of the holders of the Senior Indebtedness in the Segregated Assets.  The holders of the Senior Indebtedness have released any and all Liens (as defined in the Security Agreement) in the Segregated Assets.  In the event that the Holder receives the Segregated Assets pursuant to the terms of this Note and/or the Security Agreement, the Holder will have no obligation to transfer, assign or account for such Segregated Assets to the holders of the Senior Indebtedness.

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8. Definitions.  Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York or San Francisco, California are authorized or obligated by law or executive order to close or be closed.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 3(f) hereof, shares assumable on conversion of the Securities shall include only shares of the class designated as Common Stock, par value $0.001 per share, of the Company at the date of execution of this Security or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock outstanding immediately prior to such issue calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of either shares of Common Stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable of the Notes.

“Conversion Date” means the date on which the Holder has satisfied all the requirements to convert this Security pursuant to Section 3(a).

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Credit Agreement” shall mean that Second Amended and Restated Revolving Credit Promissory Note issued by the Company to JPMorgan Chase Bank, N.A. dated as of December 22, 2009, as amended from time to time.

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“Current Market Value” means the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market or other Eligible Market on the applicable measurement date.

“Defaulted Payment” has the meaning set forth in Section 5.1 hereof.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, OTCQX or Pink Sheets.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excluded Securities” means: (1) securities issued or issuable upon conversion of the Notes; (2) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company; (3) securities issued pursuant to the conversion or exercise of Options, warrants or any other Convertible Securities or exercisable securities outstanding as of the date of this Note; (4) securities issued or issuable as a dividend or distribution on Preferred Stock or Common Stock of the Company or pursuant to any stock split or recapitalization of the Company; (5) securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act; (6) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; (7) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company; (8) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company; (9) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company; (10) securities of the Company which are otherwise excluded by the affirmative vote or consent of more than 50% in principal amount of the outstanding Securities; and (11) any right, Option or warrant to acquire any security convertible into the securities included in the definition of Excluded Securities pursuant to subsections (1) through (10) above.

“fair market value” shall mean, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm’s length transaction or, in the absence of a current market for such asset, debt or transaction, the amount determined in good faith by the Board of Directors that represents its determination of the fair market value of the asset.

“Final Maturity Date” has the meaning set forth in Section 2 hereof.

“Holder” means the person in whose name this Security is registered on the Note Register.

“Issue Date” means March 29, 2011.

“Note Register” means the register or other ledger maintained by the Company that records the record owners of the Securities.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC

“Purchase Agreement” means the Convertible Note Purchase Agreement, dated as of March 29, 2011 among the Company and the initial holder of the Securities.

“Securities” means this 4.5% Convertible Subordinated Secured Notes due March 29, 2013, as amended or supplemented from time to time, issued under the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of March 29, 2011 among the Company and the initial holder of the Securities, as amended from time to time.

“Segregated Assets” means the Company’s right, title and interest in the royalties or other funds or assets under that certain Patent License Agreement, dated July 17, 2006, by and among, the Company, Sony Corporation and Sony Computer Entertainment, Inc., as amended, modified, supplemented or extended from time to time, or as any provision thereof may be waived, and any patent license agreement executed by the parties or their respective affiliates in substitution or replacement therefor and the Company’s rights to enforce payment or delivery of such royalties or other funds or assets.

“Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Security, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money and any guarantors of such indebtedness to whom the indebtedness may be assigned (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), including, without limitation, indebtedness evidenced by the Credit Agreement, and (ii) any renewals, extensions, refinancings and refundings of, or amendments, modifications, or supplements to such facility, as such facility may be assigned to any guarantor of such facility; provided, however, that no indebtedness incurred by Company which causes the aggregate principal amount of such indebtedness outstanding to exceed $8,000,000 (but only to the extent of such excess) shall be Senior Indebtedness.

“Significant Subsidiary” has the meaning assigned to it under Rule 405 of the Securities Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means:

(1) if the applicable security is listed on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business;

(2) if that security is not listed on the Nasdaq Stock Market, a day on which trades may be made on the New York Stock Exchange;

(3) if that security is not so listed on the New York Stock Exchange or the Nasdaq Stock Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC

(4) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1) the closing sales price as reported by the Nasdaq Stock Market on such date;

(2) if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

(3) if such security is not listed for trading on the Nasdaq Stock Market or the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(4) if such security is not listed on a U.S. national or regional securities exchange, the OTC Bulletin Board or OTCQX or Pink Sheets;

(5) if such security is not so quoted on the OTC Bulletin Board or OTCQX or Pink Sheets, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(6) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

9. Miscellaneous.

(a) Any amount of principal, other than interest, on the Note which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve (12%) percent per annum from the date such amount was due until the same is paid in full.

(b) In any suit, action or proceeding for the collection of this Note or to enforce any of Holder's rights hereunder, Holder may recover all reasonable costs and expenses in connection with the suit, action or proceeding, including reasonable attorneys’ fees and disbursements, paid or incurred by the Holder, together with any and all other amounts provided by law.

(c) The rights and remedies provided to Holder in this Note (a) are not exclusive and are in addition to any other rights and remedies Holder may have at law or in equity, (b) shall be cumulative and may be exercised concurrent manner, and (c) may be exercised as often as occasion therefor shall arise.  The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

(d) (1)           The Company waives presentment, demand, protest and notice of default, dishonor and of any renewal or extension of this Note and consents to any such renewal or extension.

(2)           All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

(3)           If any provision hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC

(4)             The Company hereby irrevocably submits, to the fullest extent it may effectively do so under applicable law, to the exclusive jurisdiction of any State or Federal Court in New York County, New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note.

(e) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

(f) The Company will give prompt written notice to the Holder of this Security of any change in the location of the Designated Office.  Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Security, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

(g) (1)           The transfer of this Security is registrable on the Note Register upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)           This Security and the Common Stock issuable upon conversion of this Security have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Security nor the Common Stock issuable upon conversion of this Security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.  The Holder by its acceptance of this Security or the Common Stock issuable upon conversion of this Security agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Security or any portion thereof or interest therein (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) to an Affiliate of the Holder, (c) to a person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(3)           Upon presentation of this Security for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Security shall be transferred on the Note Register, and a new Security of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated.  Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities and to such additional reasonable regulations as may be prescribed by the Company as specified in Section 9(g)(2) hereof.  Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC

(4)           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Security, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Security, if mutilated, the Company will deliver a new Security of like tenor and dated as of such cancellation, in lieu of such Security.

(5)           The Holder represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.  The Holder has been advised that this Security has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration.  The Holder has not been formed solely for the purpose of making this investment and is acquiring the Security for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(6)           Neither this Security nor any term hereof may be amended or waived orally or in writing, except that any term of this Security and the other Securities may be amended and the observance of any term of this Security and the other Securities may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Securities, upon the approval of the Company and the holders of more than 50% of the outstanding principal amount of all then outstanding Securities; provided, however, that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Securities, (ii) reduce the principal amount of, or any premium or interest on, (iii) change the currency of payment of such note or interest thereon, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any note, (v) adversely affect the conversion rights of holders of the notes, (vi) reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the notes or to waive any past default; (vii) modify the provisions of the Securities with respect to subordination of the Securities in a manner adverse to the holders of the Securities in any material respect, (viii) impair the right of the holders of the Securities to convert the Securities into Common Stock or (ix) modify this Section 9(g)(6) shall, in each case, require the approval of the holder of each Security to which such amendment shall apply; provided further that the Company may, without the consent of any holder of the Securities, amend the Securities for the purpose (i) of adding to the Company’s covenants in the Securities for the benefit of the holders of the Securities, (ii) surrendering any right or power conferred upon the Company, (iii) providing for conversion rights of holders of the Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs, (iv) providing for the assumption of the Company’s obligations to the holders of the Securities in the case of a merger, consolidation, conveyance, transfer or lease, (vi) curing any ambiguity or correcting or supplementing any defective provision contained in the Securities; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, materially adversely affect the interests of the holders of the Securities in any material respect, or (vii) adding or modifying any other provisions with respect to matters or questions arising under the Securities which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Securities.  The Company will not amend any provision of any other Security in a manner favorable to any holder thereof unless a similar amendment is made or offered with respect to all of the Securities.  The Holder of this Security by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of Section 7 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

(h)           All covenants and agreements of the Company set forth in this Note shall be binding on the successors and assigns of the Company whether so expressed or not.

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(i)           THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:  March 29, 2011

AVISTAR COMMUNICATIONS CORPORATION

	By:	/s/ Elias MurrayMetzger
Attest: /s/ Miaw Chin Foong		Elias MurrayMetzger, Chief Financial Officer
Name: Miaw Chin Foong
Title: Corporate Controller

[Avistar Communications Corporation Convertible Subordinated Secured Note]

EXHIBIT A

CONVERSION NOTICE

The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below.  If shares of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

THE GERALD J. BURHETT AND MARJORIE J. BURNETT REVOCABLE TRUST OF GERALD J. AND MARJORIE J. BURNETT

Date	By:
Name:
Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person’s name and address:

__________________________________________
Name

__________________________________________
Address

__________________________________________
Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1. Principal amount to be converted: $___________

2. Principal amount and denomination of Security representing unconverted principal amount to be issued:

Amount: $________

Denominations: $________ (any integral multiple of $1,000)

Avistar Convertible Subordinated Secured Note - Burnett Trust -_(PALIB2_5406697_5).DOC